UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California	92020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 596-8600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective July 31, 2015, the Board of Directors (the “Board”) of Pure Bioscience, Inc. (the “Company”) accepted the resignation of Peter Wulff as the Company’s Chief Financial Officer,  Chief Operating Officer and Corporate Secretary.  Mr. Wulff also resigned as the Company’s Principal Financial Officer and Principal Accounting Officer.  Mr. Wulff’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c) Effective July 31, 2015, the Board also appointed Mark Elliott as the Company’s Vice President, Finance.  Mr. Elliott will also serve as the Company’s Principal Financial Officer and Principal Accounting Officer.  Mr. Elliott previously served as the Company’s Controller.

Mr. Elliott, 40,  joined the Company in 2004 and has been responsible for managing all accounting and regulatory reporting activities since he was promoted to Controller in May 2006. He has also been responsible for establishing all current financial and reporting systems. Prior to joining the Company, Mr. Elliott worked in government accounting. He earned a Bachelor of Science, Business Administration-Accountancy at California State University-San Marcos.

In connection with Mr. Elliott’s appointment, the Board increased his annual base salary to $165,000.  In addition, the Board granted Mr. Elliott restricted stock units for 75,000 shares of the Company’s common stock under an RSU agreement to be entered into with Mr. Elliott at a future date.  37,500 shares will vest on July 31, 2015, 18,750 shares will vest upon filing of the Company’s Annual Report on Form 10-K for the year ended July 31, 2015 and 18,750 shares will vest upon the filing of the Company’s proxy statement for the 2016 annual meeting of stockholders.    The shares will settle on the earlier of (i) six months after the applicable vesting date, (ii) upon the separation of Mr. Elliott’s service to the Company or (iii) upon a change of control of the Company.

The Company also entered into an Indemnification Agreement with Mr. Elliott. The Indemnification Agreement provides for indemnification of, and advancement of litigation and other expenses to, Mr. Elliott to the fullest extent permitted by law for claims relating to his service to the Company or its subsidiaries, subject to the terms and conditions contained in the form of Indemnification Agreement incorporated by reference hereto as Exhibit 99.2.

The Indemnification Agreement is identical in all material respects to the indemnification agreements entered into with the Company’s other officers.

Mr. Elliott is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the news release announcing Mr. Wulff’s resignation and Mr. Elliott’s appointment is furnished as Exhibit 99.1 to this report.

(e)  Effective July 31, 2015, the Board granted Henry R. Lambert, the Company’s Chief Executive Officer and a member of the Board, restricted stock units for 300,000 shares of the Company’s common stock under an RSU agreement to be entered into with Mr. Lambert at a future date.  150,000 shares will vest on July 31, 2016 and the remaining 150,000 shares will vest on July 31, 2017.    The shares will settle on the earlier of (i) six months after the applicable vesting date, (ii) upon the separation of Mr. Lambert’s service to the Company or (iii) upon a change of control of the Company.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated July 31, 2015.
99.2	Form of Indemnification Agreement between the Company and individual officers (incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: July 31, 2015	By:	/s/ Henry R. Lambert
Henry R. Lambert
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 31, 2015.

99.2	Form of Indemnification Agreement between the Company and individual officers (incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K filed with the SEC on October 24, 2013).